                                  SCHEDULE II

                                              ZOOM TELEPHONICS, INC.
                                         VALUATION AND QUALIFYING ACCOUNTS
                                    Years ending December 31, 1996, 1997, 1998

                                        Balance at                                                     Balance
                                                                                         Amounts               at
                                        beginning            Charged to                                  end
           Description                           of                                      written               of
                                           year               expense                off                 year

Reserve for doubtful accounts          $       848,876       $      400,000        $      165,568     $   1,083,308
Reserve for price protection                   500,717            3,536,410             3,328,531           708,596
Reserve for sales returns                      720,496                    -                   442           720,054
Other allowances                               647,374            1,855,183             1,450,414         1,052,143
                                               -------            ---------             ---------         ---------
Year ending December 31, 1996           $    2,717,463        $   5,791,593         $   4,944,955     $   3,564,101
                                             =========            =========             =========         =========

Reserve for doubtful accounts           $    1,083,308        $   2,631,782         $   3,248,060    $      467,030
Reserve for price protection                   708,596            5,965,245             5,367,363         1,306,478
Reserve for sales returns                      720,054              626,426               314,841         1,031,639
Other allowances                             1,052,143            3,531,766             2,870,850         1,713,059
                                             ---------            ---------             ---------         ---------
Year ending December 31, 1997           $    3,564,101         $ 12,755,219          $ 11,801,114     $   4,518,206
                                             =========           ==========            ==========         =========

Reserve for doubtful accounts          $       467,030          $   652,173           $   314,203    $      805,000
Reserve for price protection                 1,306,478            3,321,809             3,061,172         1,567,115
Reserve for sales returns                    1,031,639           10,459,596            10,542,648           948,587
Other allowances                             1,713,059            3,268,744             2,614,754        2,367,049
                                             ---------            ---------             ---------        ---------
Year ending December 31, 1998            $   4,518,206         $ 17,702,322          $ 16,532,777     $   5,687,751
                                             =========           ==========            ==========         =========
